                                                                   EXHIBIT 10.17

                                       *** Text Omitted and Filed Separately
                                           CONFIDENTIAL TREATMENT REQUESTED
                                           Under 17 C.F.R. Sections 200.80(b)(4)
                                                                    and 230.406


                      COMMERCE EXCHANGE PLATFORM AGREEMENT

     This COMMERCE EXCHANGE PLATFORM AGREEMENT (the "AGREEMENT") is made as of December 30, 1999 (the "EFFECTIVE DATE"), by and between CHANNELPOINT, INC., a Delaware corporation having its main place of business located at 10155 Westmoor Drive, Suite 210, Westminster, Colorado 80020 ("CHANNELPOINT") and ZURICH FINANCIAL SERVICES, a corporation having its main place of business located at Mythenquai 2, 8002 Zurich, Switzerland (the "COMPANY") and ZURICH INSURANCE COMPANY, a corporation having its main place of business at Mythenquai 2, 8002 Zurich, Switzerland ("ZIC" and collectively with the Company, "ZURICH").

                                    RECITALS

     A. ChannelPoint is in the business of, among other things, providing an Internet-based electronic commerce exchange platform, electronic market technology and Web-based services to provide insurance brokers and customers with access to quotes, proposals and policy information and to enable the purchase of insurance policies and other insurance products via Web sites established, developed and/or operated by ChannelPoint (the "COMMERCE EXCHANGE PLATFORM" as defined below).

     B. Through ZIC and other Affiliates, the Company is in the business of providing insurance products and financial services to individuals and businesses (the "ZURICH PRODUCTS," as defined below).

     C. Zurich and ChannelPoint desire to enter into an agreement whereby ChannelPoint will: (i) provide to Zurich ChannelPoint's Commerce Exchange Platform [...***...] to enable the purchase and administration of insurance, asset management and other financial services products through electronic commerce portals to the Commerce Exchange Platform; (ii) if Zurich elects, [...***...]; and (iii) provide related Professional Services.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions, the parties to this Agreement agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     1.1 "APIS" means the application program interface for the Commerce Exchange Platform that are licensed by ChannelPoint to Zurich to provide the basis for Applications.

     1.2 "APPLICATION" means a software program that accesses the Commerce Exchange Platform services through one or more APIs to facilitate a particular business function for a specific set of end users or to provide such functionality for use by other Applications.

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     1.3 "APPLICATION TEMPLATES" are software components that ChannelPoint makes commercially available under Section 3.3 below that can be combined and modified by customer to build custom Applications.

     1.4 "AFFILIATE" means a legal entity that controls, is controlled by or is under common control with Zurich. For purposes of this Agreement, control means the ability to directly or indirectly direct the business or management of any entity; provided that no Affiliate may be a competitor of ChannelPoint in the provision of exchange technology to third parties for insurance or financial services. [...***...]

     1.5 "BUSINESS UNIT" means an Affiliate, a group of Affiliates or a division or other wholly-owned organizational unit of Zurich or an Affiliate, for which a CEO is normally responsible, which provides Zurich Products and related services to customers, and which consists of one or more legal entities or branches organized into strategic business units and strategic support units.

     1.6 "CHANNELPOINT CONTENT" and "CARRIER PLUG-INS" are defined in Section
6.3 below.

     1.7 "COMMERCE EXCHANGE PLATFORM" means ChannelPoint's Internet-based electronic commerce exchange platform, electronic market technology and Web-based services (as described in more detail in Exhibit A) [...***...].

     1.8 "DATA CENTER DEPLOYMENT DATE" means the date an Application is first made available for commercial use on the Commerce Exchange Platform [...***...].

     1.9 "DELIVERABLES" means any work product, software or other tangible items provided to Zurich by ChannelPoint under a Statement of Work. Deliverables includes any Applications developed by ChannelPoint for Zurich under a Statement of Work, but excludes any commercially-available Applications licensed to Zurich or any Affiliate under Section 3.1 below.

     1.10 "EFFECTIVE DATE" is defined in the first paragraph above.

     1.11 "EXCHANGE TOOLS" is defined in Section 6.2 below.

     1.12 "DOCUMENTATION" means ChannelPoint's system-level and standard published user-level documentation, provided to Zurich under this Agreement, which describes the features, functions and operation of the Commerce Exchange Platform.

     1.13 "INITIAL DEPLOYMENT DATE" means the date an Application is first made available for commercial use on the Commerce Exchange Platform [...***...].

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     1.14 "LINES OF BUSINESS" or "LOBS" means specific classes of insurance or financial service Products that are supported by business object models and related technical infrastructure within the Commerce Exchange Platform.

     1.15 "MARKS" means the trademarks, trade names, trade dress, service marks, service names and logos owned or licensed by a party or its Affiliates, which are provided for use by the other party under the terms of this Agreement.

     1.16 "MAINTENANCE SERVICES" means the services provided by ChannelPoint for maintenance of the Commerce Exchange Platform and certain Applications, as provided in Section 4.1 below.

     1.17 "OPEN MARKETPLACES" means one or more Web sites that are integrated with the Commerce Exchange Platform, which includes Zurich Content and supports Zurich Products in addition to products provided by Third-Party Carriers [...***...].

     1.18 "PLATFORM ROADMAP" means the features, functionality and new LOBs that ChannelPoint intends to include within the Commerce Exchange Platform including the proposed timing of such product offerings. The Platform Roadmap will be considered ChannelPoint's Confidential Information under Section 9 below.

     1.19 "PLATFORM UPGRADES" means the commercially available upgrades to the Commerce Exchange Platform provided to Zurich pursuant to Section 4.1 below.

     1.20 "PROFESSIONAL SERVICES" means any services provided to Zurich or any Affiliate by ChannelPoint under a Services Supplement, including Application development, installation support and service and platform customization services.

     1.21 "SERVICES SUPPLEMENT" means an agreement between Zurich and ChannelPoint, or between an individual Affiliate and ChannelPoint, pursuant to which ChannelPoint provides Professional Services to Zurich or the individual Affiliate.

     1.22 "SOURCE CODE" means: (i) native language program that will be compiled or assembled by a commercially available compiler product; (ii) system level documentation, including definitions, screen layouts, naming conventions, data base layouts, libraries, flow charts, algorithms, processes, methodologies, logic diagrams, formulas, and other related materials that are necessary to provide sufficient information to enable a skilled programmer/analyst to understand the program logic and perform maintenance and make enhancements to the program; and (iii) user level documentation that contains sufficient definitions, user instructions, screen layouts, functional description of the software, operating instructions and examples of common business solutions to enable a user to use the program for its intended purposes, including any material updates thereto.

     1.23 "STATEMENT OF WORK" means the specification of any Professional Services (including Application development) to be provided by ChannelPoint under this Agreement or a Services Supplement.

* CONFIDENTIAL TREATMENT REQUESTED
                                       3.

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     1.24 "THIRD-PARTY CARRIERS" means third party underwriters and issuers of insurance or other financial service products that are made available through [...***...] or Open Marketplaces.

     1.25 "THIRD-PARTY PRODUCT" is defined in Section 7.3(a) below.

     1.26 "THIRD-PARTY SOFTWARE" means the software included within the Commerce Exchange Platform that is acquired or licensed from third-party vendors as specified in Exhibit B.

     1.27 "ZURICH CONTENT" is defined in Section 6.1 below.

     1.28 "ZURICH DATA CENTER" means a computing platform identified on Exhibit C [...***...].

     1.29 [...***...].

     1.30 "ZURICH PRODUCTS" means insurance or financial service products underwritten or manufactured by Zurich or its Affiliates, including any such products distributed through the Commerce Exchange Platform, that are offered by Zurich in any supported Lines of Business.

2.   COMMERCE EXCHANGE PLATFORM TECHNOLOGY

     2.1 COMMERCE EXCHANGE PLATFORM LICENSE. Subject to the terms of this Agreement, ChannelPoint grants Zurich a perpetual (subject to termination as provided in Section 13), [...***...] right to use and operate: (a) the Commerce Exchange Platform [...***...] in accordance with the Documentation provided by ChannelPoint; (b) the APIs solely to create Applications that access the APIs; and (c) the Documentation in support of the licensed activities described in this Section 2.1. Zurich may not permit any third party to use or access the APIs or view the documentation thereto, except that Zurich may permit a third party contractor to use and access the APIs and associated documentation in order to permit such contractor to create Applications in accordance with the procedures specified in Section 3.2 below. ChannelPoint and its licensors retain ownership of the Commerce Exchange Platform, the APIs, the Documentation and all copies and portions thereof and all rights not expressly granted herein are reserved by ChannelPoint. Zurich may [...***...] to this Agreement by providing thirty (30) days advance written notice to ChannelPoint. Deployment of the Commerce Exchange Platform [...***...] shall be on a mutually agreed upon deployment schedule. Zurich may use the Commerce Exchange Platform or APIs for any purpose or in any manner not expressly prohibited in this Agreement. [...***...]

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                                       4.

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[...***...].

     2.2 CORE FUNCTIONALITY. The Commerce Exchange Platform will include the basic core functionality and will initially support the Lines of Business specified in Exhibit A and as further described in Exhibit G Sections 1 to 4. Zurich will be solely responsible for the selection and deployment of Applications [...***...] (subject to the branding requirements of Section 5.1 below) and will have the sole discretion in the selection of Zurich Products within currently supported LOBs [...***...]. All features and functionality included in Exhibit A will be included within the initial Commerce Exchange Platform Fee.

     2.3 LICENSE FOR THIRD-PARTY SOFTWARE. The Commerce Exchange Platform requires the use of Third-Party Software identified in Exhibit B. ChannelPoint shall assign or sublicense to Zurich and its Affiliates its rights under its license agreements to the Third-Party Software identified in Exhibit B. With respect to Third-Party Software that Zurich licenses directly from a third-party vendor, the license grant in this Section 2 shall be restricted to such extent required to implement those restrictions imposed on Zurich directly by such vendor. Zurich is responsible for support and maintenance of the Third-Party Software licensed from a third party vendor other than the Pass Through Software listed in Exhibit B under terms Zurich deems reasonable. ChannelPoint may, in its sole discretion, add, remove or change the Third-Party Software that is part of the Commerce Exchange Platform. ChannelPoint will assist Zurich in installing and integrating any replacement Third-Party Software subject to the payment of fees described in Section 7.1 below.

     2.4 RESTRICTIONS. Except as reasonably required to use the Commerce Exchange Platform in accordance with this Agreement and, except for a reasonable number of copies for back-up, development or testing purposes, Zurich may not copy the Commerce Exchange Platform or the APIs. This provision does not preclude copying of the CEP for development purposes permitted under this Agreement. Zurich must reproduce and include the copyright notice and any other notices that appear on the original Commerce Exchange Platform on any permitted copies and any media therefor. Zurich shall not (and shall not allow any third party to): (a) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms or file formats or programming of the Commerce Exchange Platform by any means whatsoever; (b) remove any product identification, copyright or other notices;
(c) provide, lease, lend, use for timesharing purposes or otherwise use or allow others to use or access the Commerce Exchange Platform, APIs or any portion thereof to or for the benefit of third parties (excluding the hosting of the content of Third-Party Carriers [...***...]); (d) modify, incorporate into or with other Commerce Exchange Platforms or create a derivative work of any part of the Commerce Exchange Platform, (e) disseminate performance information or analysis (including, without limitation, benchmarks on the APIs) from any source relating to the Commerce Exchange Platform or (f) permit or encourage any third party to do the foregoing. Notwithstanding the foregoing, Zurich may allow third party consultants to access the APIs, as provided in Section 3.2 below as necessary to create, maintain and service Applications on behalf of Zurich. Zurich has no right to receive any source code or design documentation relating to the Commerce Exchange Platform, [...***...]

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[...***...] and, with respect to documentation, ChannelPoint shall provide access to design documentation as necessary and appropriate for Zurich to fully access and use the APIs. If the law of any applicable foreign jurisdiction limit the enforceability of the foregoing, the restrictions above are limited so that they prohibit such activity only to the maximum extent such activity may be prohibited without violating such law. To the extent that applicable law would permit Zurich to reverse-engineer the Commerce Exchange Platform, Zurich agrees to negotiate with ChannelPoint in good faith prior to such undertaking on the terms under which ChannelPoint would grant access to the source code.

     2.5 DELIVERY, INSTALLATION AND INSTALLATION SUPPORT. ChannelPoint shall deliver the initial version of the Commerce Exchange Platform in accordance with an initial Deployment Schedule agreed to by Zurich and ChannelPoint on or before forty-five (45) days after the Effective Date. ChannelPoint shall deliver the Commerce Exchange Platform in electronic format if requested by Zurich. Zurich acknowledges that, as of the Effective Date, it will be necessary for ChannelPoint to allocate dedicated resources to support Zurich's [...***...]. ChannelPoint will work with Zurich to determine the number and experience level of persons who will be required for such support for up to one (1) year from the Effective Date (these will be located in Colorado). In addition, ChannelPoint shall designate up to four (4) technicians [...***...] to manage the integration of the Commerce Exchange Platform. ChannelPoint will use Zurich personnel to fill technician positions to the extent available and qualified, and, in consideration of the Knowledge Transfer Fees described in Section 7.7 below, agrees to train Zurich personnel to take over functions performed by ChannelPoint personnel [...***...] as soon as this is practical. Zurich shall compensate ChannelPoint at its standard Professional Services rates for all installation support services provided under this Section, as specified in
Section 7.6 below. Zurich shall designate one (1) support representative and one
(1) backup representative [...***...] to act as the primary Zurich contact for the installation of the Commerce Exchange Platform [...***...] and for all subsequent Professional Services and Maintenance Services relating to the Commerce Exchange Platform installation [...***...] and comply with the standard expense reimbursement policies of Zurich or the appropriate Affiliate. ChannelPoint shall also cooperate with third-party personnel retained by Zurich in connection with the implementation of the Commerce Exchange Platform or any Application; provided that such third party personnel shall execute with Zurich or any applicable Affiliate a non disclosure agreement substantially in the form of ChannelPoint's standard non-disclosure agreement as provided in Exhibit J prohibiting the unauthorized use and disclosure of ChannelPoint confidential information. ChannelPoint personnel assigned to support Zurich installations shall cooperate with Zurich personnel and shall assist in the instruction and training of such personnel in [...***...], operation and system administration of the Commerce Exchange Platform.

     2.6 SOURCE CODE ESCROW. ChannelPoint shall deposit the Source Code for the Commerce Exchange Platform in an escrow account in accordance with the provisions of the Software Escrow Addendum in Exhibit E.

     2.7 AUDITS. ChannelPoint may request Zurich to conduct an internal audit of its use of the Commerce Exchange Platform or other ChannelPoint software provided to it under this Agreement and to report to ChannelPoint the results of such internal audit. In addition,

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ChannelPoint may, no more than once in any calendar year (unless there is evidence of violation), conduct an audit of Zurich's use of the Commerce Exchange Platform at all applicable locations to ensure compliance with the provisions of this Agreement. ChannelPoint shall provide Zurich with reasonable advance written notice of each audit and shall not unreasonably interfere with Zurich's business in conduction such audit. ChannelPoint shall bear the costs of audits conducted pursuant to this Section, except that Zurich will compensate ChannelPoint for any out-of-pocket expenses and fees of third party auditors used by ChannelPoint to conduct such audit if the audit shows Zurich to be in material violation of the terms of this Agreement. ChannelPoint shall ensure that any third party auditors shall be bound by all confidentiality obligations set forth in Section 9 of this Agreement.

3.   APPLICATION DEVELOPMENT AND DEPLOYMENT

     3.1 CHANNELPOINT DEVELOPED AND SUPPLIED APPLICATIONS. In consideration for the Application Development Fees specified in Section 7.2(a) below, ChannelPoint may develop Applications on behalf of Zurich or any Affiliate. Such development shall be in accordance with the terms of a Services Supplement which will include an agreement on project scope, timing and applicable fee restrictions, if any. In addition, Zurich may acquire any standard Applications made commercially available by ChannelPoint for the fees specified in ChannelPoint's then-current price list.

     3.2 ZURICH OR THIRD-PARTY DEVELOPED APPLICATIONS. Zurich may, in its discretion, develop Applications, or have Applications developed by a third party, for its own use or the use of any Affiliate, subject to the provisions set forth in this Section, in consideration for which Zurich shall pay the Application Developer Fees specified in Section 7.2(b) below. Upon its receipt of such payment, ChannelPoint shall deliver to Zurich one or more Application Templates that are then commercially available by ChannelPoint. ChannelPoint grants Zurich a [...***...] license to use the Application Templates to develop Applications or to have Third Parties develop Applications under the procedure specified in this Section 3.2. Zurich may permit third party developers to access any APIs for this purpose other than APIs that ChannelPoint designates as "CHANNELPOINT CONFIDENTIAL" or "CHANNELPOINT PROPRIETARY" access to which is permitted only with ChannelPoint's prior written permission. Zurich shall inform any such employees and third parties that the APIs are proprietary to ChannelPoint. All third-party developers shall be bound by written agreement with Zurich or the applicable Affiliate to maintain the APIs in strict confidence. In the event that Zurich or an Affiliate requires any third-party assistance with the development of an Application, ChannelPoint will be allowed to submit a proposal for such development and ChannelPoint will be engaged to provide such development services if, in the reasonable judgement of Zurich, ChannelPoint's proposal is more favorable than or substantially equivalent to the bid submitted by any other third-party developer in terms of scope, timing, cost and experience in the development of similar Applications.

     3.3 APPLICATION DEPLOYMENT. All Applications that Zurich desires to integrate with the Commerce Exchange Platform (including any Zurich or third-party-developed Applications) require a deployment license from ChannelPoint. Prior to such deployment, Zurich will notify ChannelPoint of the target deployment date and specify the Business Unit(s), [...***...] and the Application Categories (as defined in Section 7.2(b) below) for which such

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Application will be deployed. ChannelPoint shall grant Zurich a license for such deployment upon payment of the applicable Application Deployment Fee specified in Section 7.2(c) below.

4.   UPGRADES, ENHANCEMENTS, SUPPORT AND OTHER SERVICES

     4.1 MAINTENANCE SERVICES.

         (a) Commerce Exchange Platform Maintenance. In consideration of the Maintenance Service Fees (as described in Section 7.5), ChannelPoint shall provide the maintenance and support services to Zurich described in Exhibit D ("MAINTENANCE SERVICES"), including by providing upgrades to the Commerce Exchange Platform as and when made commercially available by ChannelPoint while Maintenance Services are being provided by ChannelPoint ("PLATFORM UPGRADES"). Upon delivery to Zurich, Platform Upgrades shall be included within the definition of Commerce Exchange Platform. Zurich agrees that it will procure, and ChannelPoint agrees to provide, Maintenance Services for a minimum [...***...] period with renewal periods of [...***...] each at Zurich's discretion provided that the Maintenance Service Fees for any renewal period shall not increase by more than [...***...].

         (b) Application Maintenance. ChannelPoint shall provide Maintenance Services for any Applications developed by ChannelPoint or provided to Zurich or its Affiliates by ChannelPoint in accordance with the terms set forth in Exhibit
D. Such Maintenance Services shall be limited to the correction of errors or defects in any supported Application that cause a program to fail to perform in accordance with ChannelPoint's specifications, telephone support and upgrades and updates to non-custom features of such Applications. The Maintenance Services will be renewable [...***...] after Application deployment upon payment of the Maintenance Service Fee then due; provided that with respect to such Applications, Zurich agrees that it will procure Maintenance Services for at least [...***...] and ChannelPoint agrees to provide Maintenance Services for as long as Maintenance Services are provided for the Commerce Exchange Platform.

     4.2 COMMERCE EXCHANGE PLATFORM EXTENSIONS. In the event that Zurich desires to extend the Commerce Exchange Platform to include additional LOBs, Zurich shall submit a Request for Extension ("RFE") to ChannelPoint, identifying the new Line of Business and specifying in reasonable detail the functionality required in the new LOB. ChannelPoint shall, within a reasonable time, respond to the RFE by submitting an LOB Proposal that includes the additional Commerce Exchange Platform Fees for the new LOB and an estimate of the delivery and deployment dates. Upon agreement on terms, Zurich and ChannelPoint will execute an LOB addendum based upon the LOB Proposal, which will become part of this Agreement. ChannelPoint will evaluate the LOB Proposal and determine pricing based upon the classification of the requested LOB in accordance with the procedures and limitations specified in Exhibit G. ChannelPoint agrees to develop any proposed new LOBs that are within the scope of ChannelPoint's Platform Roadmap, and current resource constraints, subject to agreement on terms and conditions. The Platform Roadmap will be provided to Zurich and updated by ChannelPoint from time-to-time during the term of this Agreement. ChannelPoint agrees not to unreasonably reject the development of other LOBs.

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     4.3 OTHER PROFESSIONAL SERVICES. In consideration of Zurich's payment of agreed upon Professional Service Fees (as described in Section 7.6), ChannelPoint will perform any other mutually agreed consulting services. All such services shall be performed in accordance with the applicable Service Supplement. ChannelPoint may subcontract any Professional Services provided under this Agreement to its third party consulting partners provided that (i) ChannelPoint remains solely responsible for the services provided by such third parties and for such third parties' compliance with the terms of this Agreement, and that (ii) ChannelPoint warrants and represents that each such third party (and each individual who contributes or participates in the conception and development of the deliverables under any Services Supplement hereto, provides Professional Services hereunder or otherwise is given access to Zurich Confidential Information) shall have first executed a consulting agreement that includes (A) an appropriate instrument of assignment which accords ChannelPoint full, effective and exclusive ownership rights in and to all intellectual property arising therefrom that is assigned to Zurich under this Agreement; (B) an agreement protecting Zurich's Confidential Information; and (C) a representation that each third party has executed with its respective employees, agents, consultants and contractors "work-for hire" agreements (or appropriate instruments of assignment) substantially in the form of Exhibit H. ChannelPoint shall maintain copies of any such agreements with third party developers (but not any employees, agents consultants or contractors of such third party) in its records and Zurich shall have the right to examine, audit and copy such records, either directly or through its representatives, at any time upon reasonable notice during ChannelPoint's normal business hours.

     4.4 SERVICE SUPPLEMENTS. All Professional Services performed by ChannelPoint under this Agreement shall be governed by the terms of a separate Services Supplement to this Agreement. The specific scope, milestones, deliverables, fee and expense restrictions, if any, and other economic arrangements and special terms and conditions applicable to any Professional Service projects will be specified in a Statement of Work attached to such Services Supplement. Unless otherwise specified in a Services Supplement or applicable Statement of Work, all Professional Services will be performed on a time and materials basis, plus expenses, as specified in Section 7.6 below. Zurich agrees that any Professional Services to be provided directly to Zurich will be governed by the Services Addendum attached hereto as Exhibit F. The terms governing any Professional Services to be provided to any Affiliate by ChannelPoint will be substantially similar to those set forth in the Services Addendum, and any modifications made to the terms and conditions of the Services Addendum shall be specified in a Statement of Work executed by the Affiliate and ChannelPoint.

5.   BRANDING; MARKETING AND OTHER COOPERATIVE ACTIVITIES

     5.1 BRANDING. [...***...] licensed to Zurich shall be identified and branded in accordance with Zurich's or an Affiliate's discretion, provided that all permitted uses [...***...] by or on behalf of Zurich (excluding any Zurich Products) shall bear co-branding of ChannelPoint, in the form agreed upon by Zurich or the applicable Affiliates and ChannelPoint, such as "POWERED BY CHANNELPOINT" with ChannelPoint logos and/or related marking.

     5.2 [...***...]. Zurich agrees to serve as ChannelPoint's [...***...] by using commercially reasonable efforts to (a) provide to ChannelPoint complete and timely input on

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products and services provided by ChannelPoint under this Agreement, and (b) at
Zurich's discretion, provide input from Zurich brokers, agents and customers [...***...], including customer service comments and complaints. As ChannelPoint's [...***...], Zurich will be entitled to (i) participate in beta test programs for future Commerce Exchange Platform enhancements, (ii) access certain new releases of the Commerce Exchange Platform designated by ChannelPoint prior to their being made generally available by ChannelPoint to other ChannelPoint customers, and (iii) advise ChannelPoint of Zurich's preferences and suggestions for the future direction of [...***...] and the Commerce Exchange Platform generally to help retain Zurich's "first mover" advantages.

     5.3 JOINT PRESS RELEASE. The parties will cooperate in good faith in creating a mutually agreed-upon joint press release or independent press releases and other public correspondence concerning this Agreement for simultaneous international, national and local release as soon as possible after the Effective Date. Neither party will issue a press release or otherwise publicize the terms of this Agreement without the prior written consent of the other party.

6.   CONTENT AND TECHNOLOGY LICENSING AND OWNERSHIP

     6.1 ZURICH CONTENT AND LICENSING. Zurich or its Affiliates have acquired and developed, and intends to continue to acquire and develop, a body of insurance product and other financial services content, algorithms, procedures and policy materials which Zurich or its Affiliates will, at their own expense, generate and deliver to ChannelPoint to be included in the Commerce Exchange Platform in a format agreed to by the parties (the "ZURICH CONTENT"). Zurich hereby grants ChannelPoint during the term of this Agreement a worldwide license with right to sublicense to reproduce, distribute, publicly perform, publicly display and digitally perform the Zurich Content via the Internet solely as part of any ChannelPoint Open Marketplaces within the Commerce Exchange Platform on the written terms agreed upon with Zurich or the applicable Affiliate. ChannelPoint may make a reasonable number of archival copies of the Zurich Content. Title to and ownership of all intellectual property rights of the Zurich Content shall remain with Zurich, its Affiliates or its or their third party licensors. Except for any transformation required to convert the content to ChannelPoint's proprietary data format, ChannelPoint shall not modify or alter the Zurich Content without Zurich's prior written consent.

     6.2 ZURICH CONTENT MANAGEMENT. Zurich will be solely responsible for creating, managing, editing, reviewing, testing, deleting and otherwise controlling the Zurich Content via certain tools provided to Zurich by ChannelPoint as part of the Commerce Exchange Platform that enable Zurich to implement and manage all changes to the Zurich Content as more particularly described in Exhibit A (the "EXCHANGE TOOLS"). ChannelPoint hereby grants Zurich a [...***...] license to use the Exchange Tools solely to manage the Zurich Content. Upon conversion of the Zurich Content and any updates thereto, it shall be Zurich's responsibility to verify that all rating and similar algorithms that are part of the Zurich Content produce correct results. Zurich shall be solely responsible for any liability associated with the use, publication and distribution of the Zurich Content, except to extent such content is modified by ChannelPoint without Zurich's prior written approval.

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     6.3 CHANNELPOINT CONTENT AND CARRIER PLUG-INS. ChannelPoint has acquired and developed, and intends to continue to acquire and develop independent of the Zurich Content, a body of content, including without limitation, insurance product content, rules, algorithms, procedures and policy materials (the "CHANNELPOINT CONTENT") comprised of materials that were either licensed from Third-Party Carriers to ChannelPoint, or developed by ChannelPoint. Zurich and ChannelPoint intend that certain of the ChannelPoint Content may be made available [...***...] as mutually agreed upon by Zurich and ChannelPoint in accordance with Section 7.3 below. In this event, the parties agree that ChannelPoint shall have the right to solicit Third-Party Carriers to make their content available [...***...] to enable electronic distribution of such carrier's insurance or financial service products [...***...] ("CARRIER PLUG-INS") subject to Exchange Service Fees shared by ChannelPoint and Zurich pursuant to Section 7.3 below.

     6.4 OWNERSHIP. Ownership of ChannelPoint Property and Zurich Property shall be governed by the terms and conditions stipulated hereinafter, those set forth in Section 5 of the Services Addendum contained in Exhibit F as well as, where applicable, [...***...]. Except for the terms and conditions set forth in
Section 5(c) of the Services Addendum, the terms and conditions agreed [...***...] shall prevail in case of any contradiction with those set forth hereinafter or in Section 5(a) and (b) of the Services Addendum with respect to any activities or intellectual property described in such provisions [...***...].

         (a) ChannelPoint Property. ChannelPoint will retain sole ownership of all intellectual property rights in and to [...***...].

         (b) Zurich Property. Zurich will retain sole ownership of all intellectual property rights in and to [...***...].

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



         (c) [...***...].

     6.5 DATA ACCESS. Zurich shall own all right, title and interest in and to all use and traffic data concerning customers [...***...], including but not limited to impression data, usage summaries and click through activity ("IMPRESSION DATA"). ChannelPoint and Zurich shall cooperate to implement the appropriate procedures to comply with applicable data privacy and protection laws and regulations relevant to the Impression Data. Subject to the foregoing, each Affiliate may provide ChannelPoint with periodic reports of Impression Data, in a format and with a frequency and upon terms to be agreed upon by the parties, and ChannelPoint may use, re-purpose and commercialize Impression Data in an aggregate and/or generic form that does not identify any particular customer as provided by such agreement. In return, ChannelPoint shall provide Zurich at no charge, on a monthly basis, with certain mutually agreed upon data products and reports that are made commercially available by ChannelPoint.

7.   FEES AND PAYMENT.

     7.1 COMMERCE EXCHANGE PLATFORM FEES.

         (a) Fees for CEP and New LOBs. In consideration of the rights granted to Zurich hereunder, Zurich shall pay to ChannelPoint a Commerce Exchange Platform Fee of [...***...] payable in accordance with the following schedule:

  PAYMENT                   MILESTONE
  -------                   ---------

  [...***...]               Contract Execution

  [...***...]               Initial Deployment Date

  [...***...]               Data Center Deployment Date

All payments shall be by wire transfer to an account designated by ChannelPoint and shall become non-refundable upon receipt, subject to refunds for warranty claims under Section 10.3. Thereafter, Zurich shall pay ChannelPoint Commerce Exchange Platform Fees for new LOBs added by ChannelPoint pursuant to Section
4.2 above, in accordance with the terms of the LOB Addendum. The Commerce Exchange Platform Fees shall include all applicable license fees for the Third-Party Software [...***...] in which the Commerce Exchange Platform is deployed in the first five (5) years of this Agreement up to a maximum of

* CONFIDENTIAL TREATMENT REQUESTED

                                      12.

[...***...]. The configuration of the Commerce Exchange Platform and the Third-Party Software [...***...] will be mutually agreed upon by the parties. ChannelPoint shall invoice Zurich separately for Third-Party Software license fees in excess of these limits and for Third-Party Software [...***...].

         (b) Fee Adjustments.

             (i) In the event that, as a result of any transaction or series of transactions, a third party, or any party related to such third party, becomes a Zurich Affiliate or Business Unit [...***...] (an "ACQUISITION"), Zurich shall pay an acquisition fee equal to the then-current aggregate Commerce Exchange Platform Fees multiplied by the ratio of the Acquired Revenue Base to the Existing Revenue Base (the "ACQUISITION FEE"). Zurich shall notify ChannelPoint in writing in advance of any Acquisition and provide a calculation of the Existing Revenue Base and Acquired Revenue Base with data supporting such calculations.

             (ii) For purposes of this Section, the "EXISTING REVENUE BASE" means the total revenue on sales of existing Zurich Products [...***...] in any supported LOB as calculated at the end of Zurich's most-recent fiscal year; provided that the Existing Revenue Base will be increased prior to the end of Zurich's fiscal year if (A) Zurich adds a new LOB to the Commerce Exchange Platform, or (B) Zurich completes an Acquisition of [...***...] or more in total revenue generated by the acquired entity prior to the Acquisition. For purposes of this calculation, the Existing Revenue Base is deemed to be [...***...] as of the Effective Date. The "ACQUIRED REVENUE BASE" means the total revenue generated prior to the Acquisition by the acquired entity or entities on sales of existing products [...***...] in all supported LOBs. The Acquisition Fee payable under this Section 7.1(b) shall be added to the Commerce Exchange Platform Fees for purposes of calculating subsequent New Acquisition Fees and Exchange Maintenance Service Fees under Section 7.5 below.

             (iii) In the event that Zurich or an Affiliate divests any Affiliate or Business Unit, such that the divested entity is no longer an Affiliate, a Business Unit or a member of a Business Unit under this Agreement, Zurich shall be entitled to a credit to be applied against future Acquisition Fees equal to the then-current aggregate Commerce Exchange Platform Fees multiplied by the ratio of the Divested Revenue Base to the Existing Revenue Base. The "DIVESTED REVENUE BASE" means the total revenue generated by the divested entity or entities on sales of existing products [...***...] in all supported LOBs prior to the divestiture.

     7.2 APPLICATION FEES.

         (a) Application Development Fee. [...***...] In addition, Zurich may purchase a license to an Application made commercially available by ChannelPoint, at ChannelPoint's standard

* CONFIDENTIAL TREATMENT REQUESTED

                                      13.

published rate card for such Application or a price to be negotiated with the applicable Affiliate on a case-by-case basis.

         (b) Developer Fees. Zurich shall pay [...***...] for each individual developer named by Zurich who is granted access to the APIs as specified pursuant to Section 3.2 above. Zurich may transfer the developer license to an alternate named individual upon the reassignment of the prior named individual by Zurich or upon termination of the prior named individual's employment or consultancy with Zurich.

         (c) Application Deployment Fee.

             (i) Fee Calculation. For each Application that Zurich incorporates within the Commerce Exchange Platform, including Applications developed by ChannelPoint, Zurich or any third party on behalf of Zurich, or any commercially available Application provided by ChannelPoint, each Business Unit that will access the Application [...***...] shall pay ChannelPoint an Application Category Deployment Fee equal to: (A) [...***...] for each Category I Business Unit; (B) [...***...] for each Category II Business Unit; (C) [...***...] for each Category III Business Unit; provided that each Business Unit shall be responsible for at most three (3) Application Category Deployment Fees, which will cover all deployment fees ever to be charged such Business Unit for Applications deployed in each of the three Application Categories: business to business, business to consumer, and workplace. Prior to deployment of an Application, Zurich and ChannelPoint will mutually determine the appropriate categorization of the Application.

             (ii) Business Unit Classifications. For purposes of calculating the Application Deployment Fee: (A) a "CATEGORY I BUSINESS UNIT" means a Business Unit that generates gross revenue from sales of Zurich Products of [...***...] or less per year; (B) a "CATEGORY II BUSINESS UNIT" means a Business Unit that generates gross revenue from sales of Zurich Products of greater than [...***...] but not more than [...***...] per year; and (C) a "CATEGORY III BUSINESS UNIT" means a Business Unit that generates gross revenue from sales of Zurich Products of greater than [...***...] per year. The fee paid by a Business Unit will be determined as of the date an Application is first deployed within the Application Category.

     7.3 EXCHANGE SERVICE FEES.

         (a) Eligible Products. Zurich shall pay an Exchange Service Fee, calculated as provided in subsection (b) below, with respect to any [...***...] products provided by Third-Party Carriers which are supported by the features and functionality of the Commerce Exchange Platform ("THIRD-PARTY PRODUCTS") except for any Third-Party Products that are (i) sold by a particular Affiliate prior to the Effective Date and any product that Zurich adds to replace such prior product, (ii) not competitive with any Zurich Products within a supported LOB [...***...], or (iii) used solely for the purpose of comparison with Zurich Products [...***...] where such products are not administered or managed using

* CONFIDENTIAL TREATMENT REQUESTED

                                      14.

the Commerce Exchange Platform and neither Zurich, an Affiliate nor a Business Unit receives any compensation from the Third-Party Carrier ; provided, however, that an Exchange Service Fee shall be due for any Third-Party Products that are administered, managed or distributed directly or indirectly [...***...] that include one or more insurance or other financial service products within a general or competitive product category [...***...] whether or not such Third-Party Products are competitive with the Zurich Products offered through such sites. In addition, Zurich shall pay Exchange Service Fees for any Third-Party Products that are included within the Carrier Plug-Ins provided by ChannelPoint.

         (b) Service Fee Calculation. The Exchange Service Fee for any of the Third-Party Products identified above shall be payable as follows: (i) if Zurich is the Market Maker (as defined below), ChannelPoint will receive [...***...] and Zurich [...***...] of the total aggregate fee provided to Zurich by such Third-Party Carrier for such sale (the "THIRD-PARTY COMMISSIONS"); or (ii) if ChannelPoint is the Market Maker (as defined below), ChannelPoint will receive [...***...] and Zurich [...***...] of the total aggregate Third-Party Commissions provided to ChannelPoint by such Third-Party Carrier for such sale. For purposes of this Section, a "MARKET MAKER" means the party that, pursuant to an agreement with the Third-Party Carrier, is granted the right to manage, administer or distribute the Third-Party Products. The Exchange Service Fees under this subsection (b) accrue upon receipt of any payment by Zurich under (i) or ChannelPoint under (ii) and shall be payable on a calendar quarterly basis in accordance with Section 7.9 below.

     7.4 DISTRIBUTION FEES FOR SALE OF ZURICH PRODUCTS. Zurich shall pay to ChannelPoint Distribution Fees for all Zurich Products sold through an Open Marketplace at the rates and on other terms and conditions agreed to on a Affiliate-by-Affiliate basis.

     7.5 MAINTENANCE SERVICE FEES. In consideration for the Maintenance Services provided by ChannelPoint, Zurich shall pay annual Exchange Maintenance Service Fees equal to [...***...] of the total Commerce Exchange Platform Fees. In the event that ChannelPoint must pay maintenance fees for Third-Party Software [...***...] of the applicable license fee, ChannelPoint will invoice Zurich for such excess fees. In consideration for the Maintenance Services provided by ChannelPoint for any ChannelPoint-developed or supplied Application to an Affiliate, Zurich (or the applicable Affiliate) shall pay ChannelPoint an Application Maintenance Service Fee equal to [...***...] of the Application Development Fee plus the Application Deployment Fees specified in Section 7.2(a) above paid by the applicable Affiliate. The Exchange Maintenance Service Fees will be established on the delivery of the Commerce Exchange Platform and on each anniversary of such date, subject to pro rata adjustment based on increases in the Commerce Exchange Platform Fees during the prior year. The Application Maintenance Service Fees will be established upon deployment of each Application and upon each anniversary date of such deployment. All Maintenance Service Fees shall be paid on the basis of a calendar year in accordance with the Maintenance Service Fee schedule attached hereto as Exhibit I.

     7.6 OTHER PROFESSIONAL SERVICE FEES. Zurich shall pay fees for all Professional Services provided to Zurich by ChannelPoint hereunder at ChannelPoint's standard rates

* CONFIDENTIAL TREATMENT REQUESTED

                                      15.

pursuant to the applicable Services Supplement, unless otherwise agreed to in such Services Supplement or any applicable Statement of Work. Zurich shall also reimburse ChannelPoint for reasonable travel, lodging and meal expenses incurred for travel outside of ChannelPoint's site and which ChannelPoint is required to incur in performing such services under this Agreement.

     7.7 KNOWLEDGE TRANSFER FEES. ChannelPoint shall permit Zurich to attend any regularly-scheduled training classes, on a space-available basis, for a Knowledge Transfer Fee to be mutually agreed upon by ChannelPoint and Zurich. The Knowledge Transfer Fee will include curriculum, training materials and certification.

     7.8 TAXES. All fees owed by Zurich to ChannelPoint are exclusive of, and Zurich shall pay, all sales, use, excise and other taxes that may be levied upon Zurich in connection with this Agreement, or other transactions contemplated under this Agreement, except for employment taxes and taxes based on ChannelPoint's net income.

     7.9 PAYMENTS. ChannelPoint will invoice Zurich or, if applicable, an Affiliate for all fees payable to ChannelPoint under the terms of this Section 7.9, except for any Exchange Service Fees that are due and payable at the Effective Date, such invoice specifying in detail as required by Zurich or the appropriate Affiliate the supporting data on which such fee is based. [...***...] Zurich shall pay each invoice within thirty (30) days from the receipt of invoice. With respect to Exchange Service Fees due under Section 7.4 above, the party responsible for making payment shall submit all fees due within fifteen (15) days of the end of each calendar quarter along with the report specified in Section 7.10 below.

     7.10 REPORTING AND RIGHTS. Each party shall keep reasonably accurate and complete books and records as necessary to verify the Third-Party Commissions under Section 7.3(b) above. Each payment of Exchange Service Fees based upon Third-Party Commissions shall include a report specifying the Third-Party Carrier, the insurance product sold and the amounts received as Third-Party Commissions during the applicable quarter. Each party will have the right to engage, at its own expense, an independent auditor to examine the other party's records once per year as may be necessary to determine the correctness of any report or payment made under this Agreement, such audits to be conducted during normal business hours and upon reasonable advanced notice to the other party. The party requesting such examination by an independent auditor shall ensure that any such auditor shall be bound by all confidentiality obligations set forth in Section 9 of this Agreement.

     7.11 [...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                      16.

     7.12 EXPENSE REIMBURSEMENT. In regard to all expenses for which ChannelPoint claims reimbursement under this Agreement, all ChannelPoint personnel shall comply with the standard expense reimbursement policies of Zurich or the applicable Affiliate that are provided to ChannelPoint.

8.   TRADEMARKS

     8.1 LICENSE TO ZURICH MARKS. Zurich grants to ChannelPoint a non-exclusive, nontransferable, royalty-free, worldwide license during the term of this Agreement to use Zurich's Marks: (i) on any Open Marketplaces to the Commerce Exchange Platform to denote that the Zurich Content is owned by Zurich; and (ii) to promote [...***...] the Zurich Content in promotional materials including but not limited to brochures, presentations, advertising, and marketing. The foregoing grant is subject to the provisos that: (A) ChannelPoint shall at all times use the Zurich Marks in accordance with Zurich's standard trademark usage guidelines provided to ChannelPoint; (B) ChannelPoint shall not engage in any action associated with the Zurich Marks that adversely affects the good name, good will, image or reputation of Zurich; and (C) ChannelPoint shall obtain Zurich's or the applicable Affiliate's prior written consent of any commercial use of the Zurich Marks. ChannelPoint agrees that all use of the Zurich Marks hereunder shall inure solely to the benefit of Zurich. No other rights or licenses to the Zurich Marks are granted to ChannelPoint hereunder except as expressly provided in this Section 8.1.

     8.2 LICENSE TO CHANNELPOINT MARKS. ChannelPoint grants to Zurich a non-exclusive, nontransferable, royalty-free, worldwide license during the term of this Agreement to use the ChannelPoint Marks (i) [...***...] bearing ChannelPoint's co-branding and to promote Zurich's relationship with ChannelPoint in promotional materials including but not limited to brochures, presentations, advertising, and marketing; and (ii) to publicly display hypertext links to the Commerce Exchange Platform from appropriate areas [...***...] and Zurich's Web site; provided that: (A) Zurich shall at all times use the ChannelPoint Marks in accordance with ChannelPoint's standard trademark usage guidelines provided to Zurich; and (B) Zurich shall not engage in any action associated with the ChannelPoint Marks that adversely affects the good name, good will, image or reputation of ChannelPoint. Zurich agrees that all use of the ChannelPoint Marks hereunder shall inure solely to the benefit of ChannelPoint. No other rights or licenses to the ChannelPoint Marks are granted to Zurich hereunder except as expressly provided in this Section 8.2.

9.   CONFIDENTIALITY

     9.1 DEFINITION. "Confidential Information" means confidential and proprietary information which relates to Zurich's or its Affiliates' or ChannelPoint's business, products and services, including but not limited to data, trade secrets, discoveries, ideas, concepts, know-how,

* CONFIDENTIAL TREATMENT REQUESTED
                                      17.

techniques, software, business activities and operations, reports, studies and other technical and business information, including, with respect to Zurich, personal policyholder information and, with respect to ChannelPoint, technical and business information concerning the Commerce Exchange Platform and Documentation. The parties agree that the terms of this Agreement shall be considered the "CONFIDENTIAL INFORMATION" of each party. Notwithstanding the foregoing, Confidential Information shall not include any information which (a) is known by the receiving party at the time of disclosure, from a source other than the other party, to be free of any obligation to keep it confidential, as evidenced by credible evidence; (b) is or becomes publicly available through authorized disclosure by the owner of such information; (c) is rightfully obtained by the receiving party from a third party who has the right to transfer or disclose it; or (d) is independently developed by the receiving party without reference to Confidential Information of the other party.

     9.2 NON-DISCLOSURE. Each party shall keep in confidence for a period of five (5) years after termination or expiration of this Agreement all Confidential Information of the other party and will not directly or indirectly disclose to any third party or use for its own benefit, or use for any purpose other than the performance of its obligations under this Agreement, any Confidential Information it receives from the other party and, in the case of Zurich, from its Affiliates. Each party shall use reasonable care to protect the other party's Confidential Information, in no event less than the same degree of care it would employ with respect to its own information of like importance which it does not desire to have published or disseminated. Each party may make Confidential Information of the other party available to those of its employees, contractors or agents who have a need to know such information for purposes of this Agreement and who are subject to binding use and disclosure restrictions at least as protective as those set forth herein. Notwithstanding the foregoing, either party may make disclosures as lawfully required or requested by a court of law, or any governmental entity or agency in connection with (a) seeking any governmental or regulatory approval (b) a judicial proceeding or (c) any filing required by the Securities and Exchange Commission of the United States or any similar authority in any other country, provided that reasonable measures are taken to limit such disclosure and to obtain confidential treatment or a protective order and the receiving party promptly notifies the disclosing party of such disclosure and allows the disclosing party to participate in such efforts. In addition, either party may disclose the terms of this Agreement to potential investors or acquisition partners in connection with such party's due diligence in connection with a proposed financing or acquisition, provided that such party has executed an agreement prohibiting unauthorized use or disclosure of the terms of this Agreement.

     9.3 REMEDIES. Zurich and ChannelPoint each agree that any breach of this
Section 9 could cause irreparable harm or injury to the other party significantly in excess of the value received by such other party pursuant to this Agreement, and that such other party shall be entitled to declaratory, injunctive or other equitable relief, in addition to any other legal or equitable remedies it may have, for any such breach.

10.  WARRANTIES AND COVENANTS

     10.1 ZURICH WARRANTIES. Zurich represents and warrants that:

                                      18.

         (a) Neither the Zurich Content nor any portion thereof that Zurich provides or makes available in connection with [...***...] or an Open Marketplace will: (i) infringe or violate any third party's copyright, patent, trademark, trade secret or other proprietary rights; (ii) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control; (iii) be defamatory or trade libelous;
(iv) be pornographic or obscene; or (v) to the extent such may contain code or other electronic files, contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious routines. In the event of any breach of subclauses (i) through (iv) hereunder, ChannelPoint's sole remedy and Zurich's sole obligation shall be the indemnity provided under Section 11.1 below.

         (b) Zurich will promptly notify ChannelPoint if it receives any complaint or if it is served with any paper or has knowledge of any legal or administrative action, investigations or proceeding against ChannelPoint or involving ChannelPoint.

     10.2 CHANNELPOINT WARRANTIES AND DISCLAIMERS.

         (a) Independent Party. In connection with its obligations under this Agreement, ChannelPoint represents and warrants that it will not hold itself out as an employee, partner, joint venturer or officer of Zurich; and it will promptly notify Zurich if it receives any complaint or if it is served with any paper or has knowledge of any legal or administrative action, investigations or proceeding against Zurich or involving Zurich.

         (b) Limited Warranty and Disclaimer.

             (i) Functionality. ChannelPoint warrants and represents that, for a period of ninety (90) days from the Initial Deployment Date, the Commerce Exchange Platform, including Third-Party Software, when operated in conformance with this Agreement and the applicable Documentation, will materially conform to the "SPECIFICATIONS" title of the Documentation, as delivered to Zurich. This warranty covers only defects specifically identified by Zurich in a written defect report submitted to ChannelPoint during the foregoing warranty period. Zurich acknowledges that the proper operation of the Commerce Exchange Platform requires certain minimum hardware and software configurations and resources of the computer server on which it operates, as specified by ChannelPoint in the Documentation, and the warranty provided in this Section 10.2(b)(i) is void if Zurich fails to provide these minimum resources. This warranty covers only problems reported to ChannelPoint during the foregoing warranty period.

             (ii) Ownership. ChannelPoint warrants and represents that it owns all right, title and interest in or has the right to license to Zurich any ChannelPoint Property that is licensed to Zurich under this Agreement and that such ChannelPoint Property (solely in the form delivered to Zurich) will not (A) infringe or violate any third party's copyright, patent, trademark, trade secret or other proprietary rights; or (B) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious routines.

             (iii) Content. ChannelPoint warrants and represents that any ChannelPoint Content provided to Zurich hereunder will not (A) infringe or violate any third

* CONFIDENTIAL TREATMENT REQUESTED
                                      19.

party's copyright, patent, trademark, trade secret or other proprietary rights;
(B) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control; (C) be defamatory or trade libelous; (D) be pornographic or obscene; or (E) to the extent such may contain code or other electronic files, contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious routines.

             (iv) Year 2000. ChannelPoint warrants and represents that any ChannelPoint Property that is licensed to Zurich or its Affiliates (in the form delivered to Zurich), when operated in accordance with the Documentation, will be Year 2000 Compliant (as defined below). Zurich acknowledges that the capability of the ChannelPoint Property to manage and manipulate date-related information appropriately depends on the quality of information imported or input, including the presence of adequate indicators of century in such information. ChannelPoint disclaims any warranty relating to the quality of any such imported or input information. "YEAR 2000 COMPLIANT" means the ability to provide specific dates and calculate spans of dates, and to record, store, process and provide true and accurate dates and calculations for dates and spans of dates within and between the twentieth and twenty-first centuries prior to, including and following January 1, 2000, including by: (i) correctly processing correctly inputted day and date data; (ii) recognizing January 1, 2001 as a valid date; (iii) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date; (iv) employing only four-digit year internal year representations; and (v) providing an interface to Zurich-provided programs that translate external two-digit year representations into four-digit year representations in a manner specified in the Documentation. Any claims brought under this Section 10.2(b)(iv) must be brought by March 30, 2004.

             (v) Professional Services. ChannelPoint warrants the quality and timeliness of any Professional Services as explicitly provided in any Services Supplement.

     10.3 EXCLUSIVE REMEDIES. ChannelPoint's sole liability and Zurich's sole remedy for any breach of the warranties specified in Section 10.2(b)(i-iv) (except as otherwise provided herein) shall be at ChannelPoint's sole discretion to (a) promptly use diligent efforts to revise the applicable ChannelPoint Property such that it conforms with the foregoing warranties, (b) to replace the non-conforming ChannelPoint Property with ChannelPoint Property that conforms with the foregoing warranties or, if ChannelPoint cannot deliver such replacement within a reasonable time after Zurich' written notice of such non-compliance, (c) refund the Commerce Exchange Platform Fees already paid by Zurich less an amount based upon Zurich's prior use of the Commerce Exchange Platform equal to the Commerce Exchange Platform Fee prorated on a straight-line basis over an assumed five-year product life.

     10.4 DISCLAIMER. EXCEPT FOR THE FOREGOING, THE COMMERCE EXCHANGE PLATFORM IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND CHANNELPOINT HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE COMMERCE EXCHANGE PLATFORM INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CHANNELPOINT DOES NOT WARRANT OR REPRESENT THAT THE USE OF THE COMMERCE EXCHANGE PLATFORM WILL BE UNINTERRUPTED OR ERROR-FREE OR MAKE ANY OTHER REPRESENTATIONS

                                      20.

REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE COMMERCE EXCHANGE PLATFORM OR WRITTEN MATERIALS IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Zurich understands that ChannelPoint is not responsible for and will have no liability for hardware, Third-Party Software, or other items or any services provided by any persons other than ChannelPoint, except as otherwise provided in Section 10.2(b)(i) above.

11.  INDEMNITIES

     11.1 ZURICH INDEMNITY. Zurich shall indemnify, defend and hold harmless ChannelPoint from and against any and all damages, losses, fees, expenses, penalties and costs (including reasonable attorneys' fees, costs and disbursements) arising as a direct result of all claims, suits or proceedings brought by any third party against ChannelPoint or its directors, officers, agents and employees arising from (a) any breach of the representations, warranties or covenants in Section 10.1, or (b) any claims relating to the provision of the insurance services offered by Zurich or any claims by Zurich's customers or representatives [...***...], except to the extent such claim arose out of any breach of this Agreement by ChannelPoint. As a condition of the foregoing, ChannelPoint shall (i) promptly notify Zurich of any indemnifiable claim; (ii) give Zurich sole control over the defense and settlement of such claims; and (iii) provide reasonable cooperation and assistance to Zurich in conducting its defense, at Zurich's expense; provided, however, that ChannelPoint may participate in the defense at its expense; and ChannelPoint's advance written approval is required for any settlement that imposes any executory obligation on ChannelPoint and does not unconditionally release ChannelPoint.

     11.2 CHANNELPOINT INDEMNITY.

         (a) Indemnity. ChannelPoint shall indemnify, defend and hold harmless Zurich and any of its Affiliates from and against any and all damages, losses, fees, expenses, penalties and costs (including reasonable attorneys' fees, costs and disbursements) arising as a direct result of all claims, suits or proceedings brought by any third party against Zurich or any Affiliate or their respective directors, officers, agents and employees arising from (a) any viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious routines transmitted to Zurich as a result of ChannelPoint's failure to scan any files, data or other content provided to Zurich using the most current commercially available version of one of the five (5) best selling virus checking software; (b) any claims that use of the ChannelPoint Property by Zurich or any Affiliate in conformance with this Agreement infringes any third party intellectual property right or privacy right, except to the extent such claim arose out of any breach of this Agreement by Zurich. As a condition of the foregoing, Zurich shall (i) promptly notify ChannelPoint of any indemnifiable claim; (ii) give ChannelPoint sole control over the defense and settlement of such claims; and (iii) provide reasonable cooperation and assistance to ChannelPoint in conducting its defense, at ChannelPoint's expense; provided, however, that Zurich may participate in the defense at its expense and Zurich's advance written approval is required for any settlement that imposes any executory obligation on Zurich and does not unconditionally release Zurich.

* CONFIDENTIAL TREATMENT REQUESTED
                                      21.

         (b) Limitations. Notwithstanding the foregoing, ChannelPoint shall not indemnify Zurich or any Affiliate for any claims to the extent based on: (i) any Zurich, Affiliate or third party intellectual property or software incorporated in or combined with the Commerce Exchange Platform where, in the absence of such incorporated item, the Commerce Exchange Platform would not have been infringing; (ii) software that has been altered or modified by or on behalf of Zurich or any Affiliate or any third party without the permission of ChannelPoint where, in the absence of such alteration or modification, the Commerce Exchange Platform would not be infringing; (iii) any use of an outmoded or superseded version of the Commerce Exchange Platform for which ChannelPoint has made available an updated, revised or repaired version which is not infringing, provided that Zurich had reasonable opportunity to install or otherwise implement such updated, revised or repaired version; or (iv) software that has become infringing as a result of any detailed functionality or system-level architecture direction given by Zurich, any Affiliate or any of their representatives.

         (c) Infringing Products. Upon notice of any indemnifiable claim of infringement under this Section 11.2 or upon reasonable belief of the likelihood of such a claim, ChannelPoint shall have the right, at its option: (i) to obtain the rights to continued use of the Commerce Exchange Platform; (ii) substitute other suitable, functionally-equivalent, non-infringing software; (iii) replace or modify any infringing part of the Commerce Exchange Platform or its design so that it is no longer infringing; or, in the event that ChannelPoint, using commercially reasonable efforts, is unable to cure the infringement under either
(i), (ii) or (iii), then: (iv) refund to Zurich the Commerce Exchange Platform Fees already paid by Zurich, depreciated on a five-year straight-line basis. THIS SECTION STATES CHANNELPOINT'S SOLE LIABILITY AND ZURICH'S SOLE REMEDY FOR INFRINGEMENT CLAIMS RELATING TO THE COMMERCE EXCHANGE PLATFORM.

12.  LIMITATIONS OF LIABILITY

NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER UNDER ANY PORTION OF THE AGREEMENT EXCEED THE LESSER OF (A) PAYMENTS RECEIVED BY CHANNELPOINT FROM OR ON BEHALF OF ZURICH FOR THE SERVICES OR (B) [...***...]; PROVIDED THAT SUCH LIMITS SET FORTH IN SECTIONS (A) AND (B) OF THIS ARTICLE 12 SHALL NOT APPLY TO: [...***...]; (d) PERSONAL OR BODILY INJURY OR DEATH ARISING OUT OF FAULT OR NEGLIGENCE OF EITHER PARTY; (e) AMOUNTS PAYABLE AS A RESULT OF INFRINGEMENT CLAIMS UNDER SECTION 11.2(c); OR (f) AMOUNTS DUE AND OWING UNDER THIS AGREEMENT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE

* CONFIDENTIAL TREATMENT REQUESTED

                                      22.

THIS LIMIT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS ARTICLE IS AN ESSENTIAL ELEMENT OF THE AGREEMENT AND THAT, IN ITS ABSENCE, THE ECONOMIC TERMS OF THIS AGREEMENT WOULD BE SUBSTANTIALLY DIFFERENT.

13.  TERM AND TERMINATION

     13.1 TERM. This Agreement is effective as of the Effective Date and shall continue in effect until terminated as provided in Section 13.2 below.

     13.2 TERMINATION.

         (a) Material Breach. If either party materially breaches its obligation under this Agreement and fails to cure or take reasonable steps to undertake to cure within thirty (30) days after written notice is provided by the non-breaching party specifying the breach in reasonable detail and demanding its cure (the "CURE PERIOD"), the non-breaching party may commence an action to rescind this Agreement. Zurich shall be responsible for any breach of the terms of this Agreement by its Affiliates; provided, however, that a breach of any separate agreement between ChannelPoint and a Business Unit or an Affiliate, including any Service Supplement, that does not violate any of the terms of this Agreement shall not constitute a breach of this Agreement.

         (b) Ordinary Termination. Upon expiration of the first [...***...] since the Effective Date Zurich shall have the right to terminate this Agreement at any time by giving ChannelPoint [...***...] prior written notice (the "NOTICE PERIOD").

     13.3 EFFECTS OF TERMINATION.

         (a) Zurich's Material Breach. In the event ChannelPoint elects to terminate this Agreement for any uncured material breach of the Agreement by Zurich, all licenses granted to Zurich under this Agreement shall continue for a transition period of up to [...***...], subject to all restrictions, rights and obligations of both parties including the payment of all sums due to ChannelPoint under this Agreement. Thereafter, this Agreement and all licenses granted hereunder shall terminate and Zurich and all Affiliates shall promptly cease all use of the Commerce Exchange Platform and APIs [...***...] and Zurich shall not be entitled to any refund of payments made by Zurich unless otherwise explicitly provided herein.

         (b) ChannelPoint's Material Breach. As a result of any uncured material breach of the Agreement by ChannelPoint, Zurich may (i) withhold any outstanding payments owed to ChannelPoint that are subject to any good faith dispute by Zurich; and (ii) elect to terminate this Agreement, provided that, in this event, all licenses granted to Zurich under this Agreement shall continue for an unlimited period of time until Zurich notifies ChannelPoint that it and its Affiliates have ceased all use of the Commerce Exchange Platform and the APIs (the "TRANSITION PERIOD"), subject to all restrictions, rights and obligations of both parties including the payment of all sums that are not subject to a good faith dispute due under this Agreement

* CONFIDENTIAL TREATMENT REQUESTED
                                      23.

provided, however, that no [...***...] shall be made as set forth in Section [...***...] of this Agreement for [...***...] after expiration of the Cure Period [...***...] (the "GRACE PERIOD"). If any products [...***...] are included [...***...] at any time after the expiration of the Grace Period [...***...], Zurich shall pay ChannelPoint [...***...] Fee calculated as set forth in Section [...***...] above, except that [...***...] shall be determined as if [...***...] occurred upon the expiration of the Grace Period. ChannelPoint shall provide reasonable levels of transition support to Zurich for which Zurich shall compensate ChannelPoint on a time and materials basis, provided, however that such transition support shall be provided without charge to Zurich up to a maximum value equal to the value of the then-current [...***...] Fee owed by Zurich [...***...] for the Commerce Exchange Platform. In the event that a court of competent jurisdiction determines that ChannelPoint has not materially breached the Agreement or has cured any material within the time period specified above, Zurich shall compensate ChannelPoint for the value of any transition support provided to Zurich at no charge. After the expiration of the Transition Period, this Agreement and all licenses granted hereunder shall terminate and Zurich and all Affiliates shall promptly cease all use of the Commerce Exchange Platform and APIs and [...***...], and Zurich shall not be entitled to any refund of payments made by Zurich unless otherwise explicitly provided herein or awarded by a court of competent jurisdiction. In the alternative, while pursuing any remedies for breach of contract, Zurich may elect to continue this Agreement, subject to all terms and conditions hereof, except that in the event that any material breach of this Agreement by ChannelPoint results in the release of the Source Code deposit, Zurich may terminate any obligation to procure Maintenance Services from ChannelPoint.

         (c) Ordinary Termination. After expiration of the Notice Period, this Agreement and all licenses granted hereunder shall terminate and Zurich and all Affiliates shall promptly cease all use of the Commerce Exchange Platform and APIs [...***...]. Any fees for Maintenance Services performed until the expiration of the Notice Period shall be calculated on a prorated basis until expiration of such Notice Period and be paid prior to such expiration.

         (d) Mutual Provisions. Termination is not an exclusive remedy and all other remedies will be available whether or not the License is terminated. Sections 2.4, 6.4, 6.5, 7.9 (with respect to fees due and owing prior to termination), 9, 11, 12, 14.1 and 14.11 shall survive any termination of this Agreement.

14.  GENERAL PROVISIONS

     14.1 GOVERNING LAW. This Agreement will be governed and construed in accordance with the laws of the United States of America and the State of New York without giving effect to principles of conflict of laws.

* CONFIDENTIAL TREATMENT REQUESTED
                                      24.

     14.2 NO EXPORT. Zurich acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Commerce Exchange Platform and APIs. Zurich agrees that it will not export or re-export the Commerce Exchange Platform or APIs from the United States or the country originally shipped to by ChannelPoint in any form, without the appropriate United States and foreign governmental licenses.

     14.3 SEVERABILITY; WAIVER. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. The parties agree to replace any invalid provision with a valid provision that most closely approximates the intent and economic effect of the invalid provision. The waiver by either party of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

     14.4 HEADINGS. Headings used in this Agreement are for reference purposes only and in no way define, limit, construe or describe the scope or extent of any section, or in any way affect this Agreement.

     14.5 ASSIGNMENT. Neither party may assign this Agreement in whole or in part without the express written consent of the other party, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may assign this Agreement to a successor of its entire business whether by sale of all or substantially all of the assets or outstanding capital stock of such party or by merger, consolidation or the like, provided that the successor agrees in writing to be bound by all terms and conditions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     14.6 FORCE MAJEURE. Neither party will be liable for any failure to fulfill its obligations hereunder due to causes beyond its reasonable control, including acts or omissions of government or military authority, acts of God, shortages of materials, telecommunications failures (including any systemic Internet failures and any interruptions in services of Internet service providers), transportation delays, earthquakes, fires, floods, labor disturbances, riots or wars (a "FORCE MAJEURE EVENT"). If a Force Majeure Event continues for sixty (60) days or more, the party awaiting performance from the party suffering the Force Majeure Event may terminate this Agreement immediately upon written notice to such party.

     14.7 NONSOLICITATION OF PERSONNEL. During the term of this Agreement and for a period of (1) year thereafter, neither party shall directly or indirectly solicit, employ or otherwise contract for the services of any employees of the other party; provided that the foregoing shall not prohibit either party from issuing advertisements of a general nature not specifically directed at any such employee.

     14.8 INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors, and no agency, partnership, joint venture or employee-employer relationship is intended or created by this Agreement.

     14.9 NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return

                                      25.

receipt requested, first-class postage prepaid, addressed as set forth below. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, the date on which such notice, request, instrument or document is received shall be the date of delivery. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section.

    (A) IF TO ZURICH:

        Zurich Financial Services             Zurich Insurance Company
        Mythenquai 2                          Mythenquai 2
        P.O. Box                              P.O. Box
        8022 Zurich, Switzerland              8022 Zurich, Switzerland

        Attn: [...***...]                     Attn: [...***...]
        Fax: [...***...]                      Fax: [...***...]
        E-mail: [...***...]                   E-mail: [...***...]
        cc: [...***...]                       cc: [...***...]
        Fax: [...***...]                      Fax: [...***...]

    (B) IF TO CHANNELPOINT:

        ChannelPoint, Inc.
        10155 Westmoor Drive, Suite 210
        Westminster, CO 80020
        Attn: General Counsel

     14.10 ENTIRE AGREEMENT. This Agreement, including the items attached hereto, sets forth the entire understanding and agreement of the parties on this matter and supersedes any and all oral or written agreements or understandings between the parties as to the subject matter of this Agreement. This Agreement may be modified only by a writing signed by both parties.

     14.11 JURISDICTION. Any legal action or other proceeding for any purpose with respect to this Agreement shall be instituted in a federal or state court of competent jurisdiction in the State and County of New York. Zurich and ChannelPoint hereby submit to the exclusive jurisdiction of such courts and waive any objection to the proprietary or convenience of venue therein. Notwithstanding the foregoing, nothing herein shall be taken to limit the right of Zurich or ChannelPoint to seek injunctive or other equitable relief and/or to enforce any judgment in any other court of competent jurisdiction, whether concurrent or not.

* CONFIDENTIAL TREATMENT REQUESTED

                                      26.

     IN WITNESS WHEREOF, each party has executed this Agreement on its behalf, all on the day and year first above written.

ZURICH FINANCIAL SERVICES              CHANNELPOINT, INC.

By: [...***...]                        By: /s/ Kenneth E. Hollen
   --------------------------------       ---------------------------------
Printed Name: [...***...]              Printed Name: Kenneth Hollen
             ----------------------                 -----------------------
Title: [...***...]                     Title: Chief Executive Officer
      -----------------------------          ------------------------------
Date: January 5, 2000                  Date: January 7, 2000
     ------------------------------         -------------------------------

By: /s/ [...***...]                    ZURICH INSURANCE COMPANY
   --------------------------------
Printed Name: [...***...]
             ----------------------
Title: [...***...]                     By: /s/ [...***...]
      -----------------------------       ---------------------------------
Date:  January 5, 2000                 Printed Name: [...***...]
     ------------------------------                 -----------------------
                                       Title: [...***...]
                                             ------------------------------
                                       Date: January 5, 2000
                                            -------------------------------

                                       By: [...***...]
                                          ---------------------------------
                                       Printed Name: [...***...]
                                                    -----------------------
                                       Title: [...***...]
                                             ------------------------------
                                       Date: January 5, 2000
                                            -------------------------------


* CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                     COMMERCE EXCHANGE PLATFORM DESCRIPTIONS

1.       Exchange Platform Definitions

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
[...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                   Exhibit A-1

[...***...]
-------------------------------------------------------------------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit A-2

                                    EXHIBIT B

                              THIRD-PARTY SOFTWARE


-------------------------------------------------------------------------------------------------------------------------
Product                              Vendor          License          Approx.      Use
                                                     Parameters       Cost (000)
-------------------------------------------------------------------------------------------------------------------------
[...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit B-1

                                    EXHIBIT C

                               ZURICH DATA CENTERS

  TO BE DETERMINED BY ZURICH AND PROVIDED AFTER THE EFFECTIVE DATE, SUBJECT TO
                 MODIFICATION UNDER THE TERMS OF THE AGREEMENT.



                                  Exhibit C-1

                                    EXHIBIT D

                        CHANNELPOINT MAINTENANCE ADDENDUM

                                                 MAINTENANCE ADDENDUM #
                                                                       ---------

Zurich desires to participate in ChannelPoint's program ("Maintenance Program") as set forth herein to provide support for the Commerce Exchange Platform and certain Applications (the "Products") specified in the Commerce Exchange Platform Agreement between Zurich and ChannelPoint (the "Agreement"). This Maintenance Addendum is an attachment to and a part of the Agreement and is incorporated therein by reference. This Addendum sets forth terms additional to, and not in lieu of, the Agreement. Capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

1. MAINTENANCE. ChannelPoint shall provide Maintenance Services to Zurich for the Products for which Maintenance Services have been obtained by Zurich pursuant to the Agreement. The Maintenance Services currently consist of: (a) ChannelPoint delivering to Zurich (in electronic format, if requested by Zurich) all updates, modifications, and new versions or Product releases which are generally made available to other Maintenance Program participants at no extra charge; (b) telephone support during normal Maintenance Program hours (currently weekdays from [...***...]; (c) unlimited access to Web-based self-help materials and the ability to create, submit and review status of support assistance requests (access is 24x7 outside normal periods); and (d) error corrections which are generally made available to other Maintenance Program participants at no charge. ChannelPoint may from time to time revise its Maintenance Program offerings at its sole discretion upon thirty (30) days written notice to Zurich. Maintenance Program changes cannot provide a lesser level of service than currently provided. Maintenance Services shall be provided solely to the Technical Contacts specified by Zurich in writing to ChannelPoint to the attention of Director ChannelPoint Support Center. Any change to this list must be submitted in writing at least 5 business days prior to the effective date of the change. ChannelPoint will support only the two (2) most recent version releases of the Product. Maintenance Services shall not include any new products provided by ChannelPoint at a separate fee whether or not such new products are based upon or include the features of any supported Product.

2. TERM AND TERMINATION. The Maintenance Services shall be provided for the minimum period specified in the Agreement (the "Minimum Maintenance Period"), unless this Addendum is terminated as provided herein or unless the Agreement terminates, in which case Maintenance Services will terminate. ChannelPoint shall provide Zurich with notice of the expiration of a maintenance period at least sixty (60) days prior to the end of the term and Zurich may renew the Maintenance Services on [...***...] basis by providing written notice to ChannelPoint within thirty (30) days of such notice. ChannelPoint may suspend or cancel Maintenance Service upon non-payment if such non-payment is not remedied within thirty (30) days after Zurich receives written notice of the breach.

3. FEES AND PAYMENT. Zurich shall pay ChannelPoint the applicable Maintenance Service Fees set forth in the Agreement for each Product for which Maintenance Services are provided, payable in accordance with the schedule specified in the Agreement. Zurich shall be responsible for all taxes associated with Maintenance Services except employment taxes or taxes based on ChannelPoint's net income. In the event Zurich fails to pay ChannelPoint on the due date or Maintenance Services are otherwise discontinued or suspended, then to reinstate or renew Maintenance Services (a) ChannelPoint shall have discretion to accept or reject such renewal or reinstatement, and (b) Zurich must first pay ChannelPoint the Maintenance Services Fees for an interim period during which Maintenance Services were discontinued or suspended, and any applicable reinstatement charges listed in ChannelPoint's then-current price list. In the event Zurich upgrades (requests a higher level of Maintenance Services), downgrades (requests a lower level of Maintenance Services), or discontinues a Product from Maintenance Services, the Maintenance Service Fees shall be adjusted in accordance with ChannelPoint's then current policies. [...***...] Zurich shall reimburse ChannelPoint for reasonable travel, lodging and meal expenses

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit D-1
incurred for travel outside of ChannelPoint's site and which ChannelPoint is required to incur in performing any on-site maintenance services as requested by Zurich. Any ChannelPoint support personnel shall comply with the standard expense reimbursement policies of Zurich or the applicable Affiliate that are provided to ChannelPoint.

4. TELEPHONE SUPPORT AND ERROR CORRECTION. ChannelPoint shall exercise commercially reasonable efforts to correct any error in the current unmodified release of Product which is reported by Zurich such that the Product shall perform in accordance with the applicable Documentation. If the error was solely within the Product, ChannelPoint shall deliver the correction or workaround to Zurich promptly after creating such, in accordance with the service level criteria specified in Attachment 1. All other corrections may be delivered under the next scheduled error-correction release under the Maintenance Program. If Zurich reports a problem that is scheduled by ChannelPoint to be solved in a later incremental release, ChannelPoint may address such correction in such release.

If ChannelPoint believes that a problem reported by Zurich may not be due to an error in the Product, ChannelPoint will so notify Zurich and may at ChannelPoint's discretion provide Zurich an opportunity to have ChannelPoint address the error at Zurich's expense under ChannelPoint's then-current Professional Services rates on an as-available basis for ChannelPoint's resources. If Zurich instructs ChannelPoint that it does not wish the problem pursued, or if such determination requires effort in excess of Zurich's instructions, ChannelPoint may, at its sole discretion, elect not to investigate the error. Zurich agrees to pay ChannelPoint at ChannelPoint's standard Professional Services rates for all effort expended towards resolution of a problem which is later determined to result from any cause other than an error in the Product. ChannelPoint shall refund to Zurich all amounts paid to ChannelPoint under this Section 4 in connection with a problem that turns out to be caused by an error in the Product and/or acts or failure to act by ChannelPoint.

5. EXCLUSIONS. ChannelPoint shall have no obligation to offer Maintenance Services for: (a) Products altered, damaged or modified by other than ChannelPoint or all or any portion of a Product incorporated into other software by other than ChannelPoint or its subcontractors; (b) Products that are not one of the releases currently supported under the Maintenance Program; (c) Product problems caused by Zurich's gross negligence, abuse or misapplication, Product use other than as specified in the ChannelPoint-published documentation, or; (d) Products installed on any computer hardware that is not supported by ChannelPoint. ChannelPoint shall have no liability for any changes required by Zurich's hardware or software configuration which may be necessary to use Products due to a workaround, error correction, or maintenance release.

6. APPLICABLE PROVISIONS. Unless expressly provided to the contrary elsewhere in the Agreement, all provisions of the Agreement, including the Limitation of Liability provisions specified in Section 12 thereof, shall apply to all rights and obligations of the parties under this Addendum.

                                  Exhibit D-2

                            ATTACHMENT 1 TO EXHIBIT D

                                 SERVICE LEVELS

o  GENERAL PRINCIPLES: :

   o CALLBACK RESPONSE IS DETERMINED BY FAILURE LEVEL.

   o FAILURE IS SPECIFIED BY ZURICH BASED UPON DESCRIPTIONS CONTAINED IN THIS ATTACHMENT.

   o THE FOLLOWING RESPONSE TIMES AND CRITERIA APPLY ONLY TO PRODUCTION SYSTEMS, NOT DEVELOPMENT, TEST OR OTHER NON-PRODUCTION SYSTEMS.

I. FAILURE LEVELS AND MAXIMUM RESPONSE TIMES:

1. FAILURE LEVEL 1: Production system completely inoperative. No work can be performed on the system.

   o Initial response time: one (1) hour.

   o ChannelPoint will use best efforts to respond immediately and to provide a resolution within 24 hours. If a resolution cannot be achieved within 48 hours, and upon request by Zurich, ChannelPoint will provide on-site personnel, subject to travel constraints, to diagnose and debug such error.

   o Zurich will provide reasonable access to its systems and assigned technical staff for problem analysis, assessment, and deliver of patches and error corrections.

2. FAILURE LEVEL 2: Production system with some components inoperative and no reasonable workaround solution exists.

   o Initial response time: one (1) hour.

   o ChannelPoint will use best efforts to respond immediately and to provide a resolution within 48 hours. If a resolution cannot be achieved within 72 hours, ChannelPoint and, upon request by Zurich, will provide on-site personnel, subject to travel constraints, to diagnose and debug such error.

   o Zurich will provide reasonable access to its systems and assigned technical staff for problem analysis, assessment, and delivery of patches and error corrections.

3. FAILURE LEVEL 3: Production system with some components inoperative where a reasonable workaround solution exists. Most work can be performed on the system

   o Initial response time: four (4) hours.

   o ChannelPoint shall deliver the correction or workaround to Zurich promptly after creation.

   o Corrections may be scheduled to be solved in a later incremental release.

4. FAILURE LEVEL 4: Other questions, issues and problems that do not materially impact productive work.

   o Initial response time: 24 hours.

                            Exhibit D Attachment 1-1

   o Requests will be addressed in priority order with best efforts to answer the question or resolve the issue in a timely manner.

   o Requests For Enhancement may be submitted for consideration in a future release.

II. ESCALATION PROCEDURE:

All Failure Level 1 and 2 error reports will be reviewed each day to determine if any open deficiencies need to be escalated. If a resolution plan does not exist for an escalated deficiency, one will be developed immediately upon escalation. Zurich may request a deficiency escalation if the deficiency is not corrected within the specified time period or if Zurich disagrees with the assigned deficiency classification. An escalation will not change the deficiency's severity; rather, it will highlight a deficiency so it receives management focus.

     The escalation path for deficiencies is as follows:

----------------------------------------------------------------------------------------------------------------------
Director, Client Services-Special attention.                 Daily updates until deficiency resolved.
Response or resolution time objectives
exceeded.  One day past resolution.
Henry Fahey
Office: (719) 867-9231
Mobile: (719) 332-2284
Pager: (888) 750-3402
------------------------------------------------------------ ---------------------------------------------------------
Vice President - WorldWide Services-                         Daily updates until deficiency resolved.
Unsatisfactory response to critical deficiency,
multiple deficiencies impacting business.
Dissatisfaction with Manager escalation. Two
days past resolution.
Catherine Bucher
Office: (510) 263-1207
Mobile: (719) 330-4199
------------------------------------------------------------ ---------------------------------------------------------
President - Critical. Business relationship                  Daily updates until deficiency resolved.
deteriorating due to persistent problems and                 Review of deficiency resolution process
previous levels of escalation have failed.
Three days past resolution.
Kenneth Hollen
Office: (719) 867-9112
Mobile: (719) 337-4391
----------------------------------------------------------------------------------------------------------------------

                            Exhibit D Attachment 1-2

                                    EXHIBIT E

                            SOFTWARE ESCROW ADDENDUM


--------------------------------------------------------------------------------

This Software Escrow Addendum is an attachment to and a part of the Commerce Exchange Platform Agreement between ChannelPoint and Zurich, dated as of this same date (the "AGREEMENT"), and is incorporated therein by reference. This Addendum sets forth terms additional to, and not in lieu of, the Agreement. Capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

                      SOFTWARE ESCROW TERMS AND CONDITIONS

1. DEPOSIT. At Zurich's expense, ChannelPoint shall, within ninety (90) days of the Effective Date of this Agreement and during the term of this Agreement, cause complete copies of Source Code of the Commerce Exchange Platform that has been licensed to Zurich pursuant to this Agreement to be on deposit with Data Securities International ("ESCROW AGENT"). The terms of the escrow arrangement shall be substantially as set forth in the attached form (the "ESCROW AGREEMENT"). The parties shall cooperate in good faith to develop a complete and reasonable verification procedure to verify that the most recent major release of Source Code is included in the materials provided to the Escrow Agent, such procedures should include (a) a list of the files that are included in the escrow materials and, for each file, the file size, file name and the date such files were modified; (b) documentation that describes the software functions that have been modified in any such major release; (c) a method to confirm that the executable generated from the Source Code and interfaces to other systems, if applicable, operate on any supported system configurations in substantially the same manner as the most recent major release of the Commerce Exchange Platform including APIs; and (d) a declaration by one of ChannelPoint's officers whereby upon each deposit of materials with the Escrow Agent such officer declares and confirms to the Escrow Agent and to Zurich that the most recent major release of Source Code is included in the materials provided to the Escrow Agent and that the executable generated from such Source Code operates on any supported system configurations in substantially the same manner as the most recent major release of the Commerce Exchange Platform including APIs.

2. LIMITED LICENSE TO SOURCE CODE. Provided that Zurich has paid to ChannelPoint all fees owed by Zurich, except for any disputed amounts as provided in Section 13.3(b), Zurich shall be entitled to receive the Source Code, strictly in accordance with the procedures described in the Escrow Agreement, in the event that (a) all or a substantial portion of the assets of ChannelPoint are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, (b) a proceeding is commenced by or against ChannelPoint for relief under bankruptcy or similar laws and such proceeding is not dismissed or vacated within sixty (60) days, (c) ChannelPoint is adjudged bankrupt, (d) ChannelPoint has materially failed to provide Maintenance Services for the Commerce Exchange Platform in accordance with the Agreement for a period of two
(2) months and has not corrected such failure within thirty (30) days of Zurich's written notice to ChannelPoint specifying, in reasonable detail, the manner in which ChannelPoint has failed to support the Commerce Exchange Platform and demanding its cure, or (e) a Competitor (as defined in paragraph 4 below) or third party on behalf of such Competitor acquires all of ChannelPoint's business or that part of its business through which the obligations under the Agreement are performed, or (f) as a result of any transaction or series of transactions a Competitor or third party on behalf of such Competitor acquires Control (as defined in paragraph 4 below) of ChannelPoint. In the event that Zurich receives the Source Code, Zurich shall have the nonexclusive, nontransferable right to use the Source Code solely for purposes of its internal maintenance and support of the Commerce Exchange Platform for Zurich's use only as permitted in this

                                  Exhibit E-1

Agreement during the term of this Agreement and for any transition period set forth in Section 13.3 of the Agreement, provided that Zurich is in full compliance with the other terms and conditions of this Agreement.

3. NONDISCLOSURE. All Source Code, as delivered or modified, shall constitute Confidential Information of ChannelPoint for purposes of this Agreement, and Zurich shall not disclose to any third party, or allow any third party to access, the Source Code or any modifications thereto without ChannelPoint's express written consent. Furthermore, Zurich shall permit access to the Source Code only to those of its employees or outside contractors who (a) have a need to access the Source Code for purposes authorized under this Section and (b) have executed written agreements which obligate such employee(s) or contractors to maintain such materials in strict confidence.

4. CERTAIN DEFINITIONS. For the purposes of this Addendum:

   a "COMPETITOR" means a person or group of related persons, including any of its or their subsidiaries or affiliates, which in the last fiscal year before such event as set forth in 2(e) or 2(f) hereof derived revenues (such as premiums, fees etc.) on a consolidated basis from insurance or reinsurance products or services in the amount of not less than US$15 billion; provided, however, that on or before 2 years from the Effective Date of this Agreement, the parties agree to negotiate a revised threshold figure which would constitute a "Competitor" for purposes of this Addendum taking into account any relevant changes to Zurich's business or changes in market conditions.

   "CONTROL" means (a) the beneficial ownership of more than 50% of the voting power of ChannelPoint; (b) the power to elect a majority of ChannelPoint's Board of Directors; or (c) the power to direct or manage the business and affairs of ChannelPoint through agreements between a Competitor and individual members of ChannelPoint's Board of Directors or ChannelPoint's stockholders.

                                  Exhibit E-2

                                    EXHIBIT F

                                SERVICES ADDENDUM

Zurich desires to retain ChannelPoint to provide certain services under the terms hereof. This Services Addendum is an attachment and a part of the Commerce Exchange Platform Agreement between Zurich and ChannelPoint, dated as of this same date (the "AGREEMENT") and is incorporated therein by reference. This Addendum sets forth terms additional to, and not in lieu of, the Agreement. Capitalized terms used but not defined herein shall have the same meanings as in the Agreement.

1. STATEMENT OF WORK. ChannelPoint agrees to render consulting services to Zurich as set forth in a Statement of Work attached to this Agreement ("SERVICES") and to deliver the deliverables identified in the Statement of Work (the "DELIVERABLES"). If the Services are to be provided on Zurich's premises
(a) Zurich shall provide safe and adequate space, power, network connections and other resources as reasonably requested by ChannelPoint, and (b) ChannelPoint shall adhere to Zurich's established written guidelines provided to ChannelPoint concerning on-site visits by contractors and the use of Zurich's computer equipment. ChannelPoint shall use reasonable efforts to perform the Services in accordance with time estimates and schedules established in the Statement of Work, provided that Zurich acknowledges that circumstances beyond ChannelPoint's control may cause delays in implementing the Services or any Service milestones. Such circumstances may include changes to Zurich's, or an applicable Affiliate's, business plans or practices or Zurich's modification of project plans, resource commitments or specifications.

2. PROJECT ADMINISTRATION. The Contact for Zurich shall provide ChannelPoint all assistance and guidance reasonably requested by ChannelPoint and necessary for the performance of the Services. In providing the Services, ChannelPoint will work with and under the direction of a project team designated by Zurich. Zurich's project team and ChannelPoint's service providers shall be jointly responsible for creating a detailed project plan and for scheduling any Zurich resources required by ChannelPoint to perform the Services.

3. COMPENSATION. ChannelPoint shall be paid the fees at the time and materials rates negotiated by the Affiliate requesting the work, using the rates set forth in Schedule 1 as the basis attached hereto for time spent performing the Services. ChannelPoint may adjust the base rates, as required to reflect local business conditions. Upon each anniversary date of the Effective Date of the Agreement, ChannelPoint may, upon thirty (30) days prior written notice, revise the time and materials rates applicable to the Services performed during the following year. Zurich shall also reimburse ChannelPoint for reasonable travel, lodging and meal expenses for Services performed outside of ChannelPoint's site which ChannelPoint is required to incur in providing the Services, pursuant to Zurich's standard expense reimbursement policy that has been provided to ChannelPoint. ChannelPoint shall provide Zurich with invoices detailing the consulting hours, fees and expense reimbursements due ChannelPoint, and shall itemize and provide receipts for expenses over two hundred dollars upon request. Zurich shall be responsible for all taxes associated with the Services and the payment of fees for the Services except taxes based on ChannelPoint's net income. Zurich's payment is due within thirty (30) days of receipt of the ChannelPoint invoice. All prices are in U.S. dollars except as expressly stated otherwise.

4. LICENSE. Zurich acknowledges that in order to perform the Services, ChannelPoint may be required to have access to certain Zurich software or other material of Zurich or Zurich's suppliers ("ZURICH MATERIAL"). Zurich grants to ChannelPoint a non-exclusive, non-transferable license to use Zurich's software and other materials as required for ChannelPoint's performance of the Services

                                  Exhibit F-1
hereunder and only for such purpose. ChannelPoint shall have the right to sublicense such grant solely to the extent that ChannelPoint requires assistance for the performance of the Services for Zurich, with Zurich's prior, written approval, which shall not be unreasonably withheld.

5. OWNERSHIP. Ownership of ChannelPoint Property and Zurich Property shall be governed by the terms and conditions stipulated hereinafter, those set forth in
Section 6.4 of the Agreement as well as, where applicable, [...***...]. Except for the terms and conditions set forth in Section 5(c) hereinafter, the terms and conditions agreed in [...***...] shall prevail in case of any contradiction with those set forth hereinafter in subsection (a) and (b) or in Section 6.4 of the Agreement, with respect to any activities or intellectual property described in such provisions [...***...].

   (a) Ownership of Zurich Property. Zurich shall be the sole owner of all intellectual property rights in and to all Zurich Property, as defined in
Section 6.4 of the Agreement, embodied in all Deliverables, including any Applications developed as part of the Services, [...***...].

   (b) Ownership of ChannelPoint Property. ChannelPoint shall be the sole owner of all intellectual property rights in all ChannelPoint Property embodied in all Deliverables, as defined in Section 6.4 of the Agreement, [...***...].

   (c) [...***...].

6. CHANGES TO STATEMENT OF WORK. If Zurich desires to change any item on the Statement of Work (including without limitation Deliverables and schedules), Zurich shall submit a written proposal to

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit F-2

ChannelPoint detailing the changes. ChannelPoint shall have fifteen business days to notify Zurich of the resulting cost and schedule changes and whether ChannelPoint has the resources available to make such changes to the Statement of Work. If ChannelPoint has adequate resources to make the change, Zurich may accept the revisions and the Statement of Work shall be amended accordingly. If Zurich and ChannelPoint are not able to agree to the adjustment in the cost or schedule or other changes in the Statement of Work, then the Statement of Work will remain unchanged.

7. CONFIDENTIALITY. Each party shall comply with all confidentiality restrictions set forth in the Agreement with respect to any Confidential Information exchanged by the parties while ChannelPoint is performing Services under this Addendum, and for such time period specified in the Agreement.

8. LIMITED WARRANTY. ChannelPoint warrants the Deliverables to the extent provided in Section 10.2(b)(i) of the Agreement. ChannelPoint shall perform the services in a good and workmanlike manner consistent with any applicable industry standards. Zurich's sole remedy and ChannelPoint's sole liability for a breach of the foregoing shall be for ChannelPoint to, at its option, either re-perform the Services or, if ChannelPoint cannot remedy any defects within a commercially reasonable time, refund sums paid for such non-conforming Services. CHANNELPOINT HEREBY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, RELATING TO THE SERVICES PROVIDED HEREUNDER AND DELIVERABLES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE WARRANTIES PROVIDED IN THIS SECTION 8 WITH RESPECT TO THE DELIVERABLES, CHANNELPOINT DOES NOT WARRANT OR REPRESENT THAT THE DELIVERABLES WILL BE FREE FROM BUGS OR THAT THE USE OF SUCH WILL BE UNINTERRUPTED OR ERROR-FREE OR MAKE ANY OTHER REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE DELIVERABLES IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. Zurich understands that ChannelPoint is not responsible for and will have no liability for hardware, software, or other items or any services provided by any persons other than ChannelPoint, including without limitation items supplied by Zurich, except for the Third-Party Software provided by ChannelPoint as part of the Commerce Exchange Platform.

9. CHANNELPOINT INDEMNITY. ChannelPoint agrees to indemnify and defend Zurich for the Deliverables to the extent ChannelPoint indemnifies Zurich under Section
11.2 of the Agreement. The foregoing sets forth ChannelPoint's sole and exclusive obligation and Zurich's sole and exclusive remedy for any claim of intellectual property infringement or misappropriation.

10. ZURICH INDEMNITY. Zurich shall indemnify and defend ChannelPoint to the extent Zurich indemnifies ChannelPoint under Section 11.1 of the Agreement. The foregoing sets forth Zurich's sole and exclusive obligation and ChannelPoint's' sole and exclusive remedy for any claim of intellectual property infringement or misappropriation.

                                  Exhibit F-3

                             SCHEDULE 1 TO EXHIBIT F

                     CHANNELPOINT'S TIME AND MATERIALS RATES


             CHANNELPOINT PROFESSIONAL SERVICES RATE SCHEDULE - 1999

     Following is the table of base hourly rates for professional services provided by ChannelPoint:



--------------------------------------------------------------
TITLE                            U.S. DOLLAR RANGE
-------------------------------- -----------------------------
Executive                        [...***...]
-------------------------------- -----------------------------
Project Manager                  [...***...]
-------------------------------- -----------------------------
Consultant                       [...***...]
-------------------------------- -----------------------------
IT Developer                     [...***...]
--------------------------------------------------------------

* CONFIDENTIAL TREATMENT REQUESTED

                             Exhibit F Schedule 1-4

                                    EXHIBIT G

                   NEW LINE OF BUSINESS EVALUATION PROCEDURES

[...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit G-1

[...***...]

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit G-2

                                    EXHIBIT H

                         FORM OF WORK FOR HIRE AGREEMENT

Form of Agreement - [...***...] - will be attached hereto after the Effective
Date




* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit H-1

                                    EXHIBIT I

                    MAINTENANCE SERVICE FEE PAYMENT SCHEDULE

Maintenance Service Fees are based on a calendar year, payable in calendar quarterly installments due fifteen (15) days after the end of each calendar quarter. Maintenance Service Fees shall be calculated as follows:

1. COMMERCE EXCHANGE PLATFORM MAINTENANCE. The baseline annual Maintenance Service Fee for Maintenance Services provided by ChannelPoint on the Commerce Exchange Platform is [...***...] of the then-current aggregate Commerce Exchange Platform Fee (the "BASELINE MAINTENANCE FEE"). The Commerce Exchange Platform Fee used as a basis for determining Maintenance Service Fees shall be updated:
(a) upon the deployment of any new Line of Business and (b) upon any Acquisition (as defined in Section 7.1(b)) where the Acquired Revenue Base is [...***...] or more of the Existing Revenue Base. As of the Effective Date, the Maintenance Service Fee for the calendar year 2000 shall be equal to [...***...] of the Baseline Maintenance Fee, and shall be thereafter increased when Business Units are deployed on the Commerce Exchange Platform, up to a maximum amount equal to the Baseline Maintenance Fee, such increases to be computed as follows:

 BUSINESS UNIT TYPE   INCREASE (as a percentage of the Baseline Maintenance Fee)
 ------------------   --------

 Category I              [...***...]
 Category II             [...***...]
 Category III            [...***...]

Where the Business Unit Types identified above are based upon definitions set forth in Section 7.2(c)(ii) above. Any increases in the Maintenance Service Fees for Business Unit deployment shall be pro rated based upon the number of days remaining in the calendar year in which such deployment took place. For example, if Zurich deploys a Category II business unit on June 6, 2000 (208 days (or approximately 57%) remaining in the calendar year), the increase in the Maintenance Service Fees shall be 57% of [...***...] of the then-current Maintenance Service Fee, computed as follows:

  [...***...]

Any increases in the Maintenance Service Fees during the calendar year will be applied in total for the purpose of computing the aggregate Maintenance Service Fee due at the beginning of the next calendar year.

2. APPLICATION MAINTENANCE.

Maintenance Service Fees for Applications will be due upon deployment of any Application for which ChannelPoint will provide Maintenance Services under this Agreement. The Maintenance Service Fees for Applications shall also be based on a calendar year payable in calendar quarterly installments, and will therefore be pro rated based upon the number of days remaining in the calendar year in which such deployment took place.

* CONFIDENTIAL TREATMENT REQUESTED

                                  Exhibit I-1

                                    EXHIBIT J

                         FORM OF NONDISCLOSURE AGREEMENT

                             MUTUAL CONFIDENTIALITY

                                       AND

                             NONDISCLOSURE AGREEMENT

THIS AGREEMENT is entered into as of the ______ day of _______________, 1998, by and between ChannelPoint, Inc. ("ChannelPoint"), a Delaware corporation with its principal offices in Colorado Springs, Colorado, and _________ ("Recipient"), a __________________ corporation with its principal offices in _________________.

1. The parties are interested in exchanging certain business and technical information of a confidential or proprietary nature (the "Confidential Information") for the purpose of evaluating a possible business relationship between Recipient and ChannelPoint. Such Confidential Information shall include all information concerning the business or affairs of ChannelPoint or Recipient (whether transmitted orally, in writing or through any electronic medium and whether transmitted prior to or after the date of this Agreement) that are not known by or generally available to the public at large, including, without limitation, the other party's products, processes, business plans, marketing plans, existing systems, technology, trade secrets. procedures and protocols, manuals, guides, specifications and programs, and those in development, customer lists, customer needs and requirements, employee lists, financial information and all data received in confidence by ChannelPoint and Recipient from third parties.

2. ChannelPoint and Recipient each agrees that during its business dealings with the other and thereafter (a) it will hold the Confidential Information in the strictest confidence and will not copy or disclose any portion thereof to any third party without the written consent of the other; (b) it will not, except as set forth in this Agreement, at any time, make any use whatever of any portion of the Confidential Information on its own behalf or with or on behalf of any other entity; (c) it will not reverse engineer, decompile, disassemble any software disclosed by the other party; (d) it will not directly or indirectly export or transmit any Confidential Information to any country to which such export or transmission is restricted by regulation or statute; and (e) it will, upon termination of its business dealings with the other or at any time upon the other's request, immediately return to the other or destroy, as the other may direct, all tangible records and all copies within its possession, custody, or control containing or reflecting any portion of the Confidential Information. The parties are willing to exchange such information with each other and hereby agree on behalf of themselves, their directors, officers, agents, representatives, employees and any advisers who may be appointed by either party, on the following basis:

   (a) The receiving party shall not disclose to any person who is not a party to this Agreement, and shall not use, other than for the purpose of evaluating a possible business relationship between Recipient and ChannelPoint, any Confidential Information received. The receiving party may disclose information to those of its directors, officers, agents, representatives, employees and advisers who have a need to know the Confidential Information to help evaluate the possible business relationship and who agree to the disclosure and use restrictions in this Agreement.

   (b) The obligations set forth in paragraph (a) shall have no application when and to the extent the receiving party can establish by competent evidence that:

       (1) such Confidential Information was generally known or available to the public, through no act or omission on the part of the receiving party; or

       (2) such Confidential Information was known to the receiving party prior to disclosure under this agreement; or

       (3) such Confidential Information was independently developed by personnel of the receiving party who have not had access to Confidential Information received from the disclosing party; or

                                  Exhibit J-1

       (4) such Confidential Information was provided to the receiving party by a third party without any restriction on disclosure and without breach of any obligation of confidentiality to a party to this agreement.

3. ChannelPoint and Recipient each further agrees that (a) it will take reasonable precautions to safeguard the confidentiality of the Confidential Information in its possession, such precautions to be at least equivalent to those that it takes with respect to its own confidential and proprietary information; and (b) it will limit the dissemination of the Confidential Information within its organization only to those persons who have a need to know such Confidential Information for the performance of their duties hereunder and have undertaken a binding written obligation of confidentiality with respect to the trade secrets of others entrusted to him or her.

4. ChannelPoint and Recipient agree that any Confidential Information disclosed by either party to the other prior to the effective date of this Agreement shall be subject to this Agreement, whether marked as Confidential Information or not.

5. It is understood that no license, patent, or similar right with respect to information disclosed hereunder is granted to any party under this Agreement, and none of the parties through their execution of this Agreement is making any commitment whatsoever with regard to a possible business arrangement with any other party.

6. This Agreement shall be governed by and construed in accordance with the laws [applicable at the place of incorporation or main place of business of Zurich or any applicable Affiliate entering into this Agreement, or the State of Colorado as agreed to by the parties], without giving effect to any conflict of law provisions.

7. Should ChannelPoint or Recipient use, publish or disclose any Confidential Information belonging to the other party in an unauthorized manner, the party against whom disclosure was made shall be entitled to preliminary and permanent injunctive relief, all costs and fees relating thereto (including reasonable attorney's fees), any and all damages resulting therefrom, and any other relief afforded pursuant to the laws of the United States and several states and territories thereof. All additions, modifications and waivers to this Agreement must be made in writing and signed by both parties.

8. If any provision of this Agreement is held to be invalid, the parties agree that such invalidity will not affect the validity of the remaining portions of this Agreement.

9. No party may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other, except to a purchaser of substantially all of the assets of the assigning party who agrees to be bound by the terms hereof. No permitted assignment shall relieve the assignor of its obligation under this Agreement.

10. This Agreement contains the entire understanding of the parties regarding the matters set forth herein. The Agreement may be modified only by a writing signed by the parties. The failure of a party to insist on full compliance with any provision of this Agreement in a particular instance shall not preclude it from requiring full compliance thereafter.

     IN WITNESS HEREOF, and intending to be legally bound hereby, the parties have executed this Agreement.

CHANNELPOINT, INC.:                    RECIPIENT:

By:                                    By:
   --------------------------------       ---------------------------------

Title:                                 Title:
      -----------------------------          ------------------------------

Date:                                  Date:
     ------------------------------         -------------------------------

                                  Exhibit J-2